EXHIBIT 99.2

MAXIMUS, Inc.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of MAXIMUS, Inc. certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form
10-Q of MAXIMUS, Inc. for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MAXIMUS, Inc.

Dated: August 12, 2002	/s/ David V. Mastran
David V. Mastran
Chief Executive Officer

Dated: August 12, 2002	/s/ Richard A. Montoni
Richard A. Montoni
Chief Financial Officer